UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012 (March 15, 2012)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2012, the Compensation Committee of the Board of Directors of Network Engines, Inc. (the “Company”) approved a bonus plan for the second half of fiscal year 2012 (the “Second Half 2012 Bonus Plan”).  The Second Half 2012 Bonus Plan provides the Company’s executive officers and certain other Company employees (collectively, the “Participants”) the opportunity to earn cash incentive bonuses based on the Company’s performance for the second half of fiscal year 2012.  Targeted incentive bonuses for the Participants in the Second Half 2012 Bonus Plan are equal to 50% of each Participant’s annual incentive bonus target.  Achievement of incentive bonuses is based on the Company’s pre-tax net income for the second half of fiscal year 2012, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), but prior to calculating the bonus payout (the “Shared Corporate Metric” or “SCM”).

The bonus pool will be earned at the following rates based on the percent achievement of the target SCM:

% Achievement	% of Eligible Bonus Pool Earned
<80%	0%
80%	60%
85%	70%
90%	80%
95%	90%
100%	100%
105%	105%
110%	110%

The table below summarizes the potential bonus payments that the Company’s executive officers may earn assuming the Company achieves less than 80%, 80%, 100% and 110% of the SCM target, respectively.

Name and Principal Position	Incentive Payout at < 80% of SCM	Incentive Payout at 80% of SCM	Incentive Payout at 100% of SCM (1)	Incentive Payout at 110% of SCM
Gregory A. Shortell	$—	$72,000	$120,000	$132,000
Chief Executive Officer and President
Douglas G. Bryant	$—	$37,500	$62,500	$68,750
Chief Financial Officer, Treasurer and Secretary
Charles N. Cone, III (2)	$—	$3,600	$6,000	$6,600
Senior Vice President of Sales and Marketing
Richard P. Graber	$—	$31,500	$52,500	$57,750
Senior Vice President of Engineering and Operations

(1)          Represents each executive officer’s targeted incentive bonus for the second half of fiscal year 2012, which is equal to one half of the annual targeted incentive bonus for each respective executive officer.

(2)          Mr. Cone’s total targeted incentive compensation for the second half of fiscal year 2012 also includes additional cash incentives which are based on revenue, direct margin and new design win results for the second half of fiscal year 2012.  For the second half of fiscal year 2012, Mr. Cone’s aggregate target incentive compensation totals $60,000.  The other executive officers shown in this table do not have any additional cash incentives for the second half of fiscal year 2012 other than the amounts shown in this table.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Meeting”) of Network Engines, Inc. was held on March 15, 2012.  Of the 42,550,484 shares outstanding as of January 17, 2012 (the record date of the Meeting), 40,390,484 (94.92%) were present or represented by proxy at the Meeting.  The table below presents the voting results of the matters voted upon by the Company’s stockholders at the Meeting:

Proposal I—Election of Directors:

Nominee	Votes For	Votes Withheld	Non Votes
John A. Blaeser	15,670,686	1,077,321	23,642,477
Patricia C. Sueltz	16,071,183	676,824	23,642,477

The terms of Gary E. Haroian, Charles A. Foley, Fontaine K. Richardson, and Gregory A. Shortell, as directors of the Company, continued after this meeting.

Proposal II—Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2012:

For	Against	Abstain
39,640,390	612,793	137,301

The proposal to ratify the appointment of PricewaterhouseCoopers LLP was a routine matter; therefore, there were no broker non-votes relating to this proposal.

Proposal III — Advisory Vote on Executive Compensation:

The stockholders approved on an advisory basis the Executive Compensation by the votes set forth in the table below.

For	Against	Abstain	Non Votes
15,020,845	1,562,623	164,539	23,642,477

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: March 21, 2012	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary